                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 14, 1999




                                  Lydall, Inc.
             (Exact name of registrant as specified in its charter)




                                    Delaware
                 (State or other jurisdiction of incorporation)


                  1-7665                       06-0865505
         (Commission File Number)   (IRS Employer Identification No.)


                  One Colonial Road
                  P.O. Box 151
                  Manchester, CT                     06045-0151
      (Address of principal executive offices)       (Zip Code)

                                 (860) 646-1233
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 1998, a wholly-owned subsidiary of Lydall, Inc. ("the Company") acquired for cash all of the outstanding shares of Gerhardi & Cie. GmbH & Co. KG ("Gerhardi"), a privately held German manufacturer of automotive components.

Under the terms of the agreement and in consideration for the outstanding shares, the Company paid to Gerhardi a negotiated purchase price of $30.7 million (DM 51.5 million) and assumed Gerhardi's existing liabilities, net of cash, of approximately $21.8 million (DM 36.6 million). The purchase price is subject to a post-closing net equity adjustment as defined in the agreement. Lydall, Inc. funded the acquisition through interim borrowing on existing lines of credit. It is the Company's intention to evaluate and obtain permanent financing.

The terms of the purchase are more fully described in the Purchase and Sale Agreement. A copy of the translated agreement is attached as Exhibit 2.1 hereto. The registrant hereby undertakes to furnish to the Commission upon its request, copies of the original executed agreement, written in German, not filed with this report. The Company also issued a related press release on January 4, 1999, a copy of which is attached herewith as Exhibit 99.1 hereto.

Gerhardi is a designer and manufacturer of metal heat shields, injection molded acoustical and trim parts, and chrome plated decorative trim parts. The Company intends to continue the manufacture of these products in the acquired facilities.

ITEM 5.  OTHER EVENTS

On January 4, 1999 the Board of Directors of the Company announced that Roger
M. Widmann was named Chairman of The Company's Board of Directors effective immediately. The Company issued a related press release on January 4, 1999, a copy of which is attached herewith as Exhibit 99.2 hereto.

Also on January 4, 1999, the Company announced that it will record nonrecurring expenses and write-offs in the fourth quarter ended December 31, 1998, totaling approximately $9 million, or $.57 per share. The major components include the accrual of severance costs related to the retirement of the Company's former Chief Executive Officer and Chairman, Leonard R. Jaskol, and an impairment loss recognized on goodwill of the Company's Fort Washington Operation and certain other assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of." In conjunction with recognizing the impairment loss, the Company also revised its estimated useful life of the goodwill of Fort Washington from 20 to 15 years. The Company issued a related press release on January 4, 1999, a copy of which is attached herewith as
Exhibit 99.3 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). The
         Registrant has determined that it will not be practicable to obtain an audited Operating Statement required by this Item
         7(a). The required audited Balance Sheet shall be filed by amendment to this Form 8-K no later than 60 days after January 14, 1999 as permitted by Item 7(a) 4 of Form 8-K.

(b)      Pro Forma Financial Information

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro-forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 14, 1999.

(c)      Exhibits

2.1 Purchase and Sale Agreement (English translation) signed as of December 30, 1998 by and between HOHENSTAUFEN EINHUNDERTSTE Vermogensverwaltungs GmbH, a wholly-owned subsidiary of Lydall, Inc., and Gerhardi & Cie. GmbH & Co. KG related to the purchase of all the outstanding shares of Gerhardi & Cie. GmbH & Co. KG. The registrant hereby undertakes to furnish to the Commission upon its request, copies of all exhibits, schedules and other attachments to the Purchase and Sale Agreement not filed with this report.

99.1 Press Release dated January 4, 1999 titled "Lydall Acquires Gerhardi & Cie. GmbH & Co. KG, a German Automotive Parts Manufacturer"

99.2 Press Release dated January 4, 1999 titled "Roger M. Widmann Elected Chairman of the Board of Lydall, Inc."

99.3 Press Release dated January 4, 1999 titled "Lydall Revises Earnings Forecast and Announces Write-offs Totaling $9 Million in the Fourth Quarter Ended December 31, 1998"

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LYDALL, INC.


                                            By:
                                                -----------------------------
                                                     John E. Hanley
                                                     Vice President-Finance
                                                     and Treasurer

Date:  January 14, 1999